SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: December 11, 2013

Date of earliest event reported: December 5, 2013

BakerCorp International, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-181780	13-4315148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Old Ranch Parkway, Suite 220

Seal Beach, California 90740

(Address of Principal Executive Offices, including Zip Code)

(562) 430-6262

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 10, 2013, Mr. James Leonetti stepped down as Vice President, Chief Financial Officer of BakerCorp International, Inc. (the “Company”).

Effective December 10, 2013, Mr. Raymond Aronoff was appointed Chief Financial Officer and Chief Operating Officer of the Company. Biographical information for Mr. Aronoff, who most recently served as Executive Vice President and prior to that as Vice President of Strategy & Business Development for the Company, is described in the Company’s 2012 Form 10-K for the year ended January 31, 2013, filed with the SEC on April 22, 2013.

Mr. Aronoff has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his new role as described above.

Any amendments to Mr. Aronoff’s employment agreement or grants or awards to be made to Mr. Aronoff in connection with his appointment have not yet been determined.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKERCORP INTERNATIONAL, INC.

Dated: December 11, 2013	By:	/s/ Robert Craycraft
Name: Robert Craycraft
Title: President and Chief Executive Officer